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                                    SUBSIDIARIES OF THE REGISTRANT


                                                      Percentage of   State of Incorporation
     Parent                       Subsidiary            Ownership         or Organization

Yonkers Financial          The Yonkers Savings and        100%             Federal
 Corporation                Loan Association, FA

The Yonkers Savings and    Yonkers Financial Services     100%             New York
 Loan Association, FA       Corporation

The Yonkers Savings and    Yonkers REIT, Inc.             100%             New York
 Loan Association, FA

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